SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported)

                    May 25, 2005 (May 24, 2005)

               Speaking Roses International, Inc.

     (Exact name of registrant as specified in its charter)



            Utah                    000-22515                 20-0612376
(State or other jurisdiction (Commission File Number)     (I.R.S. Employer
    of incorporation)                                    Identification No.)

                       545 West 500 South
                     Bountiful, Utah 84010

            (Address of principal executive offices)


                         (801) 677-7673

       Registrant's telephone number, including area code


                              N/A

  Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 5.02.  Departure of Principal Officer; Appointment of Principal Officer

     (b) On May 24, 2005, Blaine Harris retired as Chief Executive Officer of Speaking Roses International, Inc. ("Speaking Roses"). He remains as Chairman of the Board.
     (c) On May 24, 2005, the Board of Directors of Speaking Roses appointed John W. Winterholler as Chief Executive Officer. Mr. Winterholler has held the position of President of Speaking Roses since April 25, 2005. Prior to joining Speaking Roses, Mr. Winterholler served as Chief Executive Officer of AST Trust Company in Phoenix, Arizona. He worked previously as Vice President of Goldman, Sachs & Company, and as Senior Vice President at US Bancorp/Piper Jaffray. Mr. Winterholler has an extensive track record of designing and executing strategic initiatives to increase sales growth, enhance customer satisfaction and streamline processing systems. Mr. Winterholler holds a bachelor of science degree from Brigham Young University.




                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2005



               Speaking Roses International, Inc.


                 By:  /s/ John W. Winterholler
                          John W. Winterholler,
                          Chief Executive Officer